UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 22, 2010

APOGEE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 22, 2010, Apogee Technology, Inc.’s Board of Directors approved transactions for receipt of $6,300 in proceeds from the sale of one promissory note.  Mr. Herbert M. Stein loaned the company $6,300 pursuant to the promissory note attached hereto.  The promissory note bears simple interest of 8% per year and is to be repaid in cash after 180 days.

Associated with the promissory note are warrants.  The warrants are a three (3) year warrants with a strike price of $1.  The warrants represent 630 for Mr. Herbert M. Stein as added consideration for the Notes.  These warrants, and the warrants previously issued to Mr. Herbert M. Stein pursuant to earlier promissory notes, have been documented using the form of warrant, Exhibit 99.3, attached.

On September 22, 2010, Apogee Technology, Inc.’s Board of Directors approved transactions for converting 30,000 in notes from Friedrich Reiner into Apogee common stock at $1 per share for a total of 30,000 shares along with 15,000 three (3) year warrants each with an exercise price of $1.00 per share

On September 22, 2010, Apogee Technology, Inc.’s Board of Directors approved a transaction granting TYJO Corporation Money Purchase Pension Plan 25,000 common shares of Apogee stock along with 12,500 three (3) year warrants each with an exercise price of $1.00 per share in exchange for $25,000 in cash.

The documents are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

These warrants have been documented using the form of warrant, Exhibit 99.3, attached.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

 The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Promissory Note dated as of September 22, 2010 by and between Apogee Technology, Inc. and Mr. Herbert M. Stein
99.2	Portion of the edited September 22, 2010 Apogee Board Consent approving transactions referenced above
99.3	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: September 27, 2010	By:	/s/ Paul J. Murphy
Paul J. Murphy
Chief Financial Officer

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